HOME EQUITY ASSET TRUST 2006-8

DERIVED INFORMATION [10/18/06]

[$1,117,225,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,128,725,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-8

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date.  Approximately 14.3% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,081
Total Outstanding Loan Balance	$1,145,444,769*	Min	Max
Average Loan Current Balance	$188,365	$12,995	$1,048,000
Weighted Average Original LTV	80.1%**
Weighted Average Coupon	8.33%	5.70%	14.75%
Arm Weighted Average Coupon	8.19%
Fixed Weighted Average Coupon	8.74%
Weighted Average Margin	6.06%	2.25%	9.60%
Weighted Average FICO (Non-Zero)	629
Weighted Average Age (Months)	3
% First Liens	95.4%
% Second Liens	4.6%
% Arms	75.2%
% Fixed	24.8%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$1,150,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.70 - 6.00	20	5,680,335	0.5	5.93	74.3	674
6.01 - 6.50	129	38,896,987	3.4	6.36	74.1	680
6.51 - 7.00	429	113,428,044	9.9	6.84	76.5	660
7.01 - 7.50	682	168,510,042	14.7	7.33	77.5	656
7.51 - 8.00	1,040	233,594,654	20.4	7.80	78.2	638
8.01 - 8.50	793	164,720,793	14.4	8.30	79.6	626
8.51 - 9.00	858	159,788,202	13.9	8.80	81.4	605
9.01 - 9.50	496	84,237,335	7.4	9.31	81.8	591
9.51 - 10.00	480	75,905,788	6.6	9.78	84.3	588
10.01 - 10.50	241	32,817,298	2.9	10.29	84.9	589
10.51 - 11.00	207	23,966,580	2.1	10.79	85.5	598
11.01 - 11.50	145	11,501,840	1.0	11.32	95.5	642
11.51 - 12.00	234	14,349,681	1.3	11.83	95.6	617
12.01 - 14.75	327	18,047,190	1.6	12.49	97.2	616
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
451 - 475	2	208,596	0.0	6.60	80.0	453
476 - 500	6	754,870	0.1	10.06	79.5	498
501 - 525	256	40,498,781	3.5	9.63	72.2	514
526 - 550	408	67,245,852	5.9	9.12	75.7	539
551 - 575	529	93,647,128	8.2	8.84	77.8	562
576 - 600	1,021	167,026,701	14.6	8.64	80.1	589
601 - 625	1,147	196,953,132	17.2	8.37	81.6	613
626 - 650	970	194,759,104	17.0	8.14	81.0	638
651 - 675	755	152,638,956	13.3	8.12	81.1	662
676 - 700	429	98,714,413	8.6	7.68	80.7	687
701 - 725	269	62,400,727	5.4	7.66	81.8	712
726 - 750	175	39,606,570	3.5	7.72	80.9	737
751 - 775	80	19,931,049	1.7	7.69	80.6	759
776 - 800	24	8,420,684	0.7	7.51	82.8	787
801 - 816	10	2,638,206	0.2	8.09	78.7	805
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,995 - 50,000	508	17,451,100	1.5	11.34	94.3	619
50,001 - 100,000	1,312	99,148,501	8.7	9.53	84.0	612
100,001 - 150,000	1,179	146,284,601	12.8	8.66	79.9	614
150,001 - 200,000	907	157,964,107	13.8	8.32	78.0	619
200,001 - 250,000	671	150,625,124	13.1	8.10	78.7	623
250,001 - 300,000	432	118,922,627	10.4	7.98	79.2	633
300,001 - 350,000	328	106,439,150	9.3	7.98	79.6	632
350,001 - 400,000	252	94,474,066	8.2	8.17	80.4	632
400,001 - 450,000	167	71,306,980	6.2	7.97	80.8	644
450,001 - 500,000	118	56,259,383	4.9	7.87	79.0	638
500,001 - 550,000	73	38,302,759	3.3	7.90	81.4	660
550,001 - 600,000	49	28,199,558	2.5	7.84	81.2	649
600,001 - 650,000	36	22,515,498	2.0	8.27	81.6	645
650,001 - 700,000	18	12,210,278	1.1	8.19	82.0	649
700,001 - 750,000	10	7,351,153	0.6	7.72	82.4	676
750,001 - 800,000	7	5,389,354	0.5	7.98	81.9	694
800,001 - 850,000	5	4,103,026	0.4	8.26	78.2	619
850,001 - 900,000	2	1,772,096	0.2	8.82	80.9	657
900,001 - 950,000	3	2,762,000	0.2	8.09	76.2	668
950,001 - 1,000,000	3	2,915,408	0.3	7.73	72.7	695
1,000,001 - 1,048,000	1	1,048,000	0.1	6.95	63.3	721
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
7.25 - 50.00	160	23,438,314	2.0	8.16	40.7	598
50.01 - 55.00	78	13,594,709	1.2	7.84	53.1	608
55.01 - 60.00	113	23,121,914	2.0	7.98	57.9	600
60.01 - 65.00	170	34,977,590	3.1	8.01	63.4	605
65.01 - 70.00	275	57,796,783	5.0	8.22	68.7	597
70.01 - 75.00	762	159,719,444	13.9	7.86	74.4	624
75.01 - 80.00	2,064	449,752,868	39.3	7.99	79.8	645
80.01 - 85.00	575	117,829,609	10.3	8.46	84.4	605
85.01 - 90.00	644	141,709,094	12.4	8.58	89.6	620
90.01 - 95.00	155	34,976,396	3.1	8.88	94.6	629
95.01 - 100.00	1,085	88,528,047	7.7	10.50	99.9	648
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	1,567	260,136,594	22.7	8.85	81.3	622
0.50	44	7,930,896	0.7	8.57	81.0	650
1.00	330	91,554,965	8.0	8.32	79.4	647
2.00	2,043	421,817,242	36.8	8.20	80.1	627
3.00	1,991	349,039,422	30.5	8.09	79.7	631
5.00	106	14,965,650	1.3	8.19	75.2	606
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	3,995	681,436,753	59.5	8.15	80.5	616
Reduced	764	161,941,821	14.1	8.49	81.8	666
Stated Income / Stated Assets	1,315	299,897,894	26.2	8.64	78.5	636
No Income / No Assets	7	2,168,301	0.2	8.58	84.3	704
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	5,832	1,099,148,063	96.0	8.30	80.1	627
Second Home	37	9,792,243	0.9	8.45	83.9	662
Investor	212	36,504,463	3.2	8.97	79.0	651
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	1,263	375,056,615	32.7	8.02	79.1	640
Florida	633	115,084,312	10.0	8.39	78.5	625
Illinois	314	59,109,018	5.2	8.77	82.4	623
Washington	257	51,046,173	4.5	8.21	80.7	635
Maryland	208	46,166,494	4.0	8.23	79.2	613
New York	161	44,929,150	3.9	8.13	76.5	649
Arizona	232	39,872,307	3.5	8.38	79.2	625
Ohio	325	30,895,095	2.7	8.77	85.1	609
Nevada	133	27,298,036	2.4	8.40	80.3	631
New Jersey	119	26,931,053	2.4	8.71	78.0	616
Virginia	145	26,416,343	2.3	8.59	79.3	612
Georgia	202	26,069,090	2.3	8.91	84.3	611
Oregon	130	24,948,754	2.2	7.87	81.0	650
Pennsylvania	158	21,774,401	1.9	8.65	81.1	603
Michigan	201	20,948,054	1.8	9.01	84.6	615
Other	1,600	208,899,874	18.2	8.52	81.6	619
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	2,793	468,156,754	40.9	8.33	82.6	655
Refinance - Rate Term	392	72,178,820	6.3	8.13	81.7	626
Refinance - Cashout	2,896	605,109,194	52.8	8.34	78.0	609
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	1,555	327,305,850	28.6	8.36	78.9	624
Arm 2/28 - Balloon 40/30	942	249,754,333	21.8	8.24	80.2	619
Arm 2/28 - Balloon 45/30	307	75,980,822	6.6	7.69	78.3	649
Arm 2/28 - Balloon 50/30	51	14,539,364	1.3	7.80	79.0	648
Arm 2/28 - Dual 40/30	22	5,923,706	0.5	8.20	76.4	610
Arm 3/27	402	77,929,470	6.8	8.36	83.2	632
Arm 3/27 - Balloon 40/30	179	41,713,743	3.6	8.24	81.5	621
Arm 3/27 - Balloon 45/30	279	51,145,684	4.5	7.74	78.2	651
Arm 3/27 - Balloon 50/30	10	3,414,803	0.3	7.10	80.0	692
Arm 5/25	32	8,814,350	0.8	7.18	77.2	700
Arm 5/25 - Balloon 40/30	9	2,048,584	0.2	7.68	76.5	675
Arm 5/25 - Balloon 45/30	12	3,073,324	0.3	7.32	78.6	666
Fixed Balloon 30/15	394	28,041,735	2.4	11.48	99.4	667
Fixed Balloon 40/30	348	38,588,645	3.4	9.11	85.1	633
Fixed Balloon 45/30	178	26,377,854	2.3	8.33	79.7	617
Fixed Balloon 50/30	23	6,686,757	0.6	7.36	74.4	618
Fixed Rate	1,338	184,105,743	16.1	8.35	78.6	624
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	4,736	856,618,208	74.8	8.32	80.1	625
PUD	703	156,389,686	13.7	8.34	81.1	636
Condo	382	65,380,661	5.7	8.35	80.3	638
2 Family	193	46,225,810	4.0	8.22	78.5	644
3-4 Family	67	20,830,404	1.8	8.40	77.7	652
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	80	21,835,358	2.5	7.18	76.8	684
4.01 - 4.50	80	22,428,254	2.6	7.32	77.2	670
4.51 - 5.00	170	43,610,821	5.1	7.50	76.4	660
5.01 - 5.50	703	187,659,703	21.8	8.08	80.3	633
5.51 - 6.00	702	164,356,633	19.1	8.18	77.8	620
6.01 - 6.50	836	184,085,527	21.4	8.11	80.6	632
6.51 - 7.00	559	116,428,106	13.5	8.26	79.5	624
7.01 - 7.50	379	68,343,867	7.9	8.91	81.6	607
7.51 - 8.00	205	37,835,957	4.4	9.07	81.6	604
8.01 - 8.50	59	10,807,535	1.3	9.32	85.5	586
8.51 - 9.00	20	3,363,108	0.4	9.64	88.5	598
9.01 - 9.60	7	889,163	0.1	9.82	86.7	582
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	166,417	0.0	6.63	90.0	546
10 - 12	2	271,825	0.0	6.27	80.0	490
13 - 15	6	1,713,921	0.2	8.23	81.4	572
16 - 18	83	14,982,618	1.7	8.31	81.1	625
19 - 21	2,057	495,085,173	57.5	8.20	79.4	625
22 - 24	729	161,368,794	18.7	8.31	78.8	627
25 - 27	3	442,848	0.1	7.01	85.1	580
28 - 30	21	4,984,099	0.6	8.29	76.5	605
31 - 33	575	112,864,403	13.1	8.04	79.6	637
34 - 36	270	55,827,679	6.5	8.28	85.0	638
37 >=	53	13,936,258	1.6	7.29	77.4	689
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.00 - 11.50	16	5,142,665	0.6	6.26	76.9	638
11.51 - 12.00	54	16,815,883	2.0	6.60	77.0	644
12.01 - 12.50	123	35,057,594	4.1	6.79	77.0	661
12.51 - 13.00	317	82,521,301	9.6	7.18	77.6	649
13.01 - 13.50	522	133,451,581	15.5	7.51	78.3	652
13.51 - 14.00	719	170,541,776	19.8	7.93	79.5	635
14.01 - 14.50	516	114,979,087	13.3	8.30	80.2	631
14.51 - 15.00	584	124,725,420	14.5	8.65	80.9	619
15.01 - 15.50	335	70,198,739	8.1	9.08	81.8	605
15.51 - 16.00	309	58,484,321	6.8	9.50	81.8	593
16.01 - 16.50	151	24,201,742	2.8	9.84	80.3	574
16.51 - 17.00	88	15,661,428	1.8	10.19	81.4	568
17.01 - 17.50	32	4,987,396	0.6	10.46	77.5	573
17.51 - 18.00	26	3,897,885	0.5	10.87	80.5	602
18.01 - 18.99	8	977,217	0.1	11.84	81.6	537
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	7	2,502,937	0.3	7.44	77.2	689
4.51 - 5.50	9	3,128,048	0.4	7.67	79.8	658
5.51 - 6.00	57	11,677,490	1.4	7.38	76.6	640
6.01 - 6.50	129	40,604,309	4.7	6.94	78.1	654
6.51 - 7.00	314	81,339,880	9.4	7.13	77.5	654
7.01 - 7.50	550	139,883,072	16.2	7.36	78.0	657
7.51 - 8.00	776	184,434,400	21.4	7.81	78.5	640
8.01 - 8.50	527	122,079,633	14.2	8.31	79.9	629
8.51 - 9.00	564	118,869,621	13.8	8.81	81.6	606
9.01 - 9.50	330	63,173,015	7.3	9.31	82.2	589
9.51 - 10.00	299	55,824,234	6.5	9.78	83.7	583
10.01 - 10.50	137	22,981,343	2.7	10.29	83.6	581
10.51 - 11.00	74	11,982,872	1.4	10.76	81.1	579
11.01 - 11.50	13	1,513,811	0.2	11.26	75.9	551
11.51 - 12.60	14	1,649,370	0.2	12.06	71.7	524
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	7	1,151,227	0.1	8.60	78.4	557
1.50	467	104,173,544	12.1	8.29	76.3	635
2.00	964	242,600,177	28.2	8.36	80.0	617
3.00	2,356	511,331,932	59.3	8.09	80.2	633
6.00	6	2,387,153	0.3	7.35	77.1	691
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3,255	730,852,356	84.8	8.18	80.1	628
1.50	486	108,526,391	12.6	8.30	76.4	635
2.00	59	22,265,287	2.6	8.00	80.9	629
Total:	3,800	861,644,034	100.0	8.19	79.7	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	5,560	981,239,476	85.7	8.43	80.1	622
24	6	1,765,881	0.2	7.84	74.0	630
36	1	146,956	0.0	7.80	70.0	570
60	492	154,065,995	13.5	7.72	80.1	669
120	22	8,226,462	0.7	7.46	80.0	641
Total:	6,081	1,145,444,769	100.0	8.33	80.1	629

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 1 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date.  Approximately 11.2% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	2,976
Total Outstanding Loan Balance	$477,839,489*	Min	Max
Average Loan Current Balance	$160,564	$12,995	$654,960
Weighted Average Original LTV	80.5%**
Weighted Average Coupon	8.32%	5.70%	14.75%
Arm Weighted Average Coupon	8.27%
Fixed Weighted Average Coupon	8.46%
Weighted Average Margin	6.11%	2.25%	9.60%
Weighted Average FICO (Non-Zero)	628
Weighted Average Age (Months)	3
% First Liens	97.1%
% Second Liens	2.9%
% Arms	76.1%
% Fixed	23.9%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$480,750,000]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.70 - 6.00	13	3,377,478	0.7	5.93	71.9	683
6.01 - 6.50	61	13,747,296	2.9	6.33	73.5	667
6.51 - 7.00	212	49,079,651	10.3	6.84	75.5	661
7.01 - 7.50	314	60,807,344	12.7	7.34	77.4	656
7.51 - 8.00	508	95,567,574	20.0	7.81	78.8	638
8.01 - 8.50	398	69,185,924	14.5	8.33	81.6	625
8.51 - 9.00	497	79,156,316	16.6	8.79	81.9	608
9.01 - 9.50	267	41,304,644	8.6	9.30	81.6	593
9.51 - 10.00	227	32,784,305	6.9	9.77	85.3	593
10.01 - 10.50	108	14,030,594	2.9	10.30	86.3	593
10.51 - 11.00	75	6,623,664	1.4	10.76	86.3	605
11.01 - 11.50	39	2,204,996	0.5	11.31	95.7	625
11.51 - 12.00	113	4,736,517	1.0	11.85	97.1	620
12.01 - 14.75	144	5,233,187	1.1	12.48	98.2	609
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
494 - 500	1	22,448	0.0	8.88	100.0	494
501 - 525	21	4,542,287	1.0	9.34	65.2	516
526 - 550	144	23,583,174	4.9	9.23	73.8	542
551 - 575	229	37,480,004	7.8	9.17	80.5	562
576 - 600	530	74,114,409	15.5	8.76	81.0	589
601 - 625	687	100,004,060	20.9	8.43	82.3	613
626 - 650	590	104,301,031	21.8	8.04	80.6	637
651 - 675	356	57,109,172	12.0	8.04	80.9	662
676 - 700	191	34,159,694	7.1	7.67	80.0	686
701 - 725	114	20,814,414	4.4	7.53	80.9	712
726 - 750	73	14,136,671	3.0	7.48	79.9	737
751 - 775	32	6,086,535	1.3	7.47	78.0	760
776 - 800	3	684,129	0.1	7.46	83.8	788
801 - 816	5	801,460	0.2	7.31	66.3	808
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
12,955 - 50,000	315	10,108,655	2.1	11.40	96.2	621
50,001 - 100,000	676	51,502,882	10.8	9.09	84.1	620
100,001 - 150,000	595	74,043,067	15.5	8.38	80.0	625
150,001 - 200,000	488	84,993,371	17.8	8.21	78.9	626
200,001 - 250,000	360	80,739,837	16.9	8.08	79.7	628
250,001 - 300,000	219	60,263,788	12.6	8.04	79.8	632
300,001 - 350,000	162	52,557,057	11.0	7.92	79.9	631
350,001 - 400,000	117	43,981,576	9.2	8.20	80.8	631
400,001 - 450,000	29	12,053,127	2.5	7.98	78.6	630
450,001 - 500,000	10	4,838,407	1.0	8.24	74.4	643
500,001 - 550,000	3	1,535,698	0.3	7.92	83.3	655
550,001 - 600,000	1	567,066	0.1	7.00	80.0	686
650,001 - 654,960	1	654,960	0.1	10.24	85.0	648
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
14.29 - 50.00	71	10,961,717	2.3	8.10	41.8	613
50.01 - 55.00	36	6,499,283	1.4	7.70	53.0	634
55.01 - 60.00	48	10,682,542	2.2	7.79	57.6	614
60.01 - 65.00	68	14,455,212	3.0	8.10	63.3	607
65.01 - 70.00	119	24,085,912	5.0	8.09	68.5	616
70.01 - 75.00	332	56,676,342	11.9	7.96	74.2	620
75.01 - 80.00	948	165,636,140	34.7	7.93	79.7	641
80.01 - 85.00	277	52,280,267	10.9	8.54	84.5	619
85.01 - 90.00	461	86,387,971	18.1	8.56	89.6	619
90.01 - 95.00	105	18,914,516	4.0	8.86	94.6	635
95.01 - 100.00	511	31,259,587	6.5	10.30	99.9	630
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	810	119,547,277	25.0	8.81	82.2	626
0.50	24	3,527,105	0.7	8.29	82.3	651
1.00	128	26,471,392	5.5	8.43	79.1	638
2.00	975	174,805,570	36.6	8.18	79.2	621
3.00	1,039	153,488,145	32.1	8.07	80.8	634
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	2,067	302,327,299	63.3	8.14	81.7	623
Reduced	249	38,684,005	8.1	8.44	81.3	657
Stated Income / Stated Assets	658	136,321,379	28.5	8.67	77.5	630
No Income / No Assets	2	506,807	0.1	9.72	91.2	661
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	2,830	451,776,847	94.5	8.30	80.4	625
Second Home	23	5,246,668	1.1	8.28	85.3	660
Investor	123	20,815,974	4.4	8.77	80.7	668
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	381	102,246,749	21.4	7.90	75.4	627
Florida	265	45,851,040	9.6	8.34	78.5	626
Illinois	211	36,514,284	7.6	8.68	82.4	625
Washington	148	26,130,748	5.5	8.17	81.4	632
Maryland	105	23,513,601	4.9	8.16	80.7	627
Arizona	120	20,048,677	4.2	8.26	79.8	629
Ohio	218	19,216,140	4.0	8.78	87.4	615
Oregon	79	14,170,244	3.0	7.90	82.4	657
New Jersey	64	13,928,728	2.9	8.57	80.2	620
Michigan	141	13,784,077	2.9	8.90	86.2	617
New York	57	12,349,183	2.6	8.09	75.0	639
Virginia	65	11,445,125	2.4	8.22	78.9	635
Pennsylvania	82	11,268,336	2.4	8.53	83.8	615
Colorado	89	10,933,590	2.3	8.35	84.4	638
Nevada	54	10,164,636	2.1	8.20	79.7	640
Other	897	106,274,332	22.2	8.55	83.4	627
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,130	122,375,314	25.6	8.40	83.4	644
Refinance - Rate Term	276	46,748,261	9.8	8.18	82.2	629
Refinance - Cashout	1,570	308,715,915	64.6	8.30	79.0	621
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	778	133,873,601	28.0	8.47	78.5	618
Arm 2/28 - Balloon 40/30	514	115,323,290	24.1	8.26	79.7	616
Arm 2/28 - Balloon 45/30	143	25,122,530	5.3	7.88	79.6	640
Arm 2/28 - Balloon 50/30	20	5,000,366	1.0	7.70	77.9	648
Arm 2/28 - Dual 40/30	13	3,131,612	0.7	8.72	82.9	609
Arm 3/27	222	36,034,599	7.5	8.40	83.9	629
Arm 3/27 - Balloon 40/30	88	17,489,758	3.7	8.08	81.4	632
Arm 3/27 - Balloon 45/30	149	22,003,485	4.6	7.83	79.2	646
Arm 3/27 - Balloon 50/30	3	529,192	0.1	7.74	82.0	682
Arm 5/25	11	2,852,611	0.6	7.11	74.6	696
Arm 5/25 - Balloon 40/30	6	1,232,668	0.3	7.60	73.1	658
Arm 5/25 - Balloon 45/30	7	1,075,638	0.2	7.62	79.0	662
Fixed Balloon 30/15	124	5,857,739	1.2	11.47	99.4	657
Fixed Balloon 40/30	157	13,385,129	2.8	8.83	85.1	651
Fixed Balloon 45/30	104	12,715,937	2.7	8.35	82.9	628
Fixed Balloon 50/30	9	2,325,451	0.5	7.48	75.1	662
Fixed Rate	628	79,885,882	16.7	8.22	81.8	639
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,381	365,495,791	76.5	8.31	80.6	625
PUD	264	49,983,367	10.5	8.34	80.8	629
Condo	197	28,981,894	6.1	8.41	80.5	636
2 Family	100	22,440,119	4.7	8.24	80.3	643
3-4 Family	34	10,938,318	2.3	8.51	76.0	643
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	42	9,902,959	2.7	7.19	75.1	688
4.01 - 4.50	33	6,885,734	1.9	7.39	76.2	660
4.51 - 5.00	83	18,127,408	5.0	7.54	75.5	655
5.01 - 5.50	344	75,532,014	20.8	8.10	80.1	631
5.51 - 6.00	353	72,913,584	20.0	8.23	77.2	619
6.01 - 6.50	411	71,152,086	19.6	8.23	80.9	621
6.51 - 7.00	302	52,108,366	14.3	8.35	79.8	618
7.01 - 7.50	189	26,599,296	7.3	8.98	82.3	608
7.51 - 8.00	134	21,386,512	5.9	9.03	82.0	600
8.01 - 8.50	41	6,041,641	1.7	9.36	87.0	594
8.51 - 9.00	16	2,313,342	0.6	9.58	92.5	597
9.01 - 9.60	6	706,410	0.2	9.65	88.4	579
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
7 - 9	1	166,417	0.0	6.63	90.0	546
13 - 15	2	570,822	0.2	8.84	76.8	595
16 - 18	51	8,503,458	2.3	8.35	82.2	633
19 - 21	1,034	201,900,398	55.5	8.29	79.2	619
22 - 24	380	71,310,305	19.6	8.41	78.5	620
25 - 27	1	111,695	0.0	8.50	90.0	596
28 - 30	10	2,026,766	0.6	7.76	79.5	617
31 - 33	313	51,631,448	14.2	8.08	81.0	634
34 - 36	138	22,287,126	6.1	8.37	84.5	637
37 >=	24	5,160,917	1.4	7.33	75.1	680
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.00 - 11.50	6	1,778,522	0.5	6.22	74.8	637
11.51 - 12.00	26	7,316,068	2.0	6.57	74.0	644
12.01 - 12.50	65	14,638,551	4.0	6.81	75.5	653
12.51 - 13.00	149	33,603,301	9.2	7.18	77.3	648
13.01 - 13.50	235	45,687,647	12.6	7.55	79.0	645
13.51 - 14.00	369	71,077,331	19.5	7.93	79.4	631
14.01 - 14.50	262	46,857,643	12.9	8.38	80.0	622
14.51 - 15.00	350	62,263,802	17.1	8.69	81.0	615
15.01 - 15.50	187	32,402,159	8.9	9.15	82.0	607
15.51 - 16.00	158	25,994,794	7.1	9.55	81.6	594
16.01 - 16.50	81	12,587,945	3.5	9.80	80.8	576
16.51 - 17.00	36	5,413,573	1.5	10.06	81.7	578
17.01 - 17.50	15	2,279,722	0.6	10.53	78.0	577
17.51 - 18.00	11	1,299,045	0.4	10.84	78.4	601
18.01 - 18.99	4	469,249	0.1	11.41	84.0	558
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
3.00 - 4.50	2	435,085	0.1	8.06	80.0	712
4.51 - 5.50	4	1,234,341	0.3	7.66	84.1	637
5.51 - 6.00	28	5,986,700	1.6	7.24	74.3	648
6.01 - 6.50	63	15,976,444	4.4	7.06	77.2	630
6.51 - 7.00	153	33,485,217	9.2	7.10	76.4	652
7.01 - 7.50	252	48,479,079	13.3	7.35	77.3	652
7.51 - 8.00	382	74,360,984	20.4	7.81	78.4	636
8.01 - 8.50	261	47,522,501	13.1	8.33	80.8	626
8.51 - 9.00	340	59,943,485	16.5	8.79	81.2	606
9.01 - 9.50	194	32,996,231	9.1	9.30	81.1	590
9.51 - 10.00	159	26,501,660	7.3	9.76	84.3	588
10.01 - 10.50	73	11,293,052	3.1	10.30	85.3	590
10.51 - 11.00	34	4,479,305	1.2	10.74	81.3	587
11.01 - 11.50	4	514,184	0.1	11.24	86.6	564
11.51 - 12.10	5	461,084	0.1	12.03	62.8	541
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	3	577,240	0.2	8.55	80.8	581
1.50	212	40,607,066	11.2	8.34	74.8	637
2.00	499	108,395,154	29.8	8.41	79.9	617
3.00	1,239	213,770,590	58.8	8.19	80.5	624
6.00	1	319,301	0.1	7.63	80.0	742
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,709	314,308,236	86.4	8.27	80.3	622
1.50	225	43,361,028	11.9	8.36	75.0	636
2.00	20	6,000,087	1.6	7.86	78.8	597
Total:	1,954	363,669,351	100.0	8.27	79.7	624

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,757	424,114,323	88.8	8.38	80.7	625
24	4	896,160	0.2	7.77	85.6	633
60	207	50,769,906	10.6	7.80	79.2	654
120	8	2,059,100	0.4	7.62	74.7	616
Total:	2,976	477,839,489	100.0	8.32	80.5	628

*

Note, for second liens, CLTV is employed in this calculation.

Statistical Collateral Summary – Group 2 Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/06 cutoff date.  Approximately 16.6% of the mortgage loans do not provide for any payments of principal in the first two, three, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	3,105
Total Outstanding Loan Balance	$667,605,279*	Min	Max
Average Loan Current Balance	$215,010	$14,996	$1,048,000
Weighted Average Original LTV	79.9%**
Weighted Average Coupon	8.33%	5.75%	14.08%
Arm Weighted Average Coupon	8.13%
Fixed Weighted Average Coupon	8.93%
Weighted Average Margin	6.01%	2.25%	9.50%
Weighted Average FICO (Non-Zero)	629
Weighted Average Age (Months)	3
% First Liens	94.2%
% Second Liens	5.8%
% Arms	74.6%
% Fixed	25.4%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$669,250,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Current Rate (%)	Loans	Balance	Balance	%	%	FICO
5.75 - 6.00	7	2,302,857	0.3	5.92	77.9	660
6.01 - 6.50	68	25,149,691	3.8	6.38	74.4	687
6.51 - 7.00	217	64,348,393	9.6	6.85	77.2	660
7.01 - 7.50	368	107,702,698	16.1	7.33	77.6	656
7.51 - 8.00	532	138,027,080	20.7	7.80	77.7	638
8.01 - 8.50	395	95,534,869	14.3	8.29	78.2	626
8.51 - 9.00	361	80,631,886	12.1	8.80	81.0	603
9.01 - 9.50	229	42,932,691	6.4	9.31	81.9	589
9.51 - 10.00	253	43,121,483	6.5	9.79	83.6	584
10.01 - 10.50	133	18,786,705	2.8	10.29	83.9	585
10.51 - 11.00	132	17,342,916	2.6	10.80	85.1	595
11.01 - 11.50	106	9,296,844	1.4	11.33	95.4	646
11.51 - 12.00	121	9,613,164	1.4	11.82	94.8	616
12.01 - 14.08	183	12,814,003	1.9	12.49	96.8	618
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
FICO	Loans	Balance	Balance	%	%	FICO
451 - 475	2	208,596	0.0	6.60	80.0	453
476 - 500	5	732,422	0.1	10.10	78.9	498
501 - 525	235	35,956,493	5.4	9.66	73.1	514
526 - 550	264	43,662,678	6.5	9.06	76.7	538
551 - 575	300	56,167,124	8.4	8.62	76.0	563
576 - 600	491	92,912,291	13.9	8.56	79.3	588
601 - 625	460	96,949,072	14.5	8.31	80.8	613
626 - 650	380	90,458,073	13.5	8.25	81.5	639
651 - 675	399	95,529,784	14.3	8.17	81.2	662
676 - 700	238	64,554,719	9.7	7.69	81.1	688
701 - 725	155	41,586,313	6.2	7.73	82.3	712
726 - 750	102	25,469,899	3.8	7.85	81.5	736
751 - 775	48	13,844,514	2.1	7.79	81.8	759
776 - 800	21	7,736,555	1.2	7.52	82.7	787
801 - 808	5	1,836,746	0.3	8.42	84.1	803
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Scheduled Balance	Loans	Balance	Balance	%	%	FICO
14,995 - 50,000	193	7,342,445	1.1	11.25	91.7	616
50,001 - 100,000	636	47,645,618	7.1	10.00	84.0	604
100,001 - 150,000	584	72,241,533	10.8	8.95	79.9	604
150,001 - 200,000	419	72,970,736	10.9	8.46	77.0	610
200,001 - 250,000	311	69,885,288	10.5	8.14	77.5	618
250,001 - 300,000	213	58,658,839	8.8	7.92	78.5	633
300,001 - 350,000	166	53,882,094	8.1	8.04	79.4	633
350,001 - 400,000	135	50,492,490	7.6	8.14	79.9	632
400,001 - 450,000	138	59,253,853	8.9	7.97	81.3	647
450,001 - 500,000	108	51,420,977	7.7	7.83	79.4	637
500,001 - 550,000	70	36,767,061	5.5	7.90	81.3	660
550,001 - 600,000	48	27,632,492	4.1	7.86	81.3	648
600,001 - 650,000	36	22,515,498	3.4	8.27	81.6	645
650,001 - 700,000	17	11,555,318	1.7	8.08	81.8	650
700,001 - 750,000	10	7,351,153	1.1	7.72	82.4	676
750,001 - 800,000	7	5,389,354	0.8	7.98	81.9	694
800,001 - 850,000	5	4,103,026	0.6	8.26	78.2	619
850,001 - 900,000	2	1,772,096	0.3	8.82	80.9	657
900,001 - 950,000	3	2,762,000	0.4	8.09	76.2	668
950,001 - 1,000,000	3	2,915,408	0.4	7.73	72.7	695
1,000,001 - 1,048,000	1	1,048,000	0.2	6.95	63.3	721
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
7.25 - 50.00	89	12,476,597	1.9	8.21	39.7	584
50.01 - 55.00	42	7,095,426	1.1	7.97	53.2	584
55.01 - 60.00	65	12,439,372	1.9	8.14	58.1	588
60.01 - 65.00	102	20,522,378	3.1	7.95	63.5	604
65.01 - 70.00	156	33,710,872	5.0	8.31	68.9	583
70.01 - 75.00	430	103,043,101	15.4	7.80	74.5	626
75.01 - 80.00	1,116	284,116,728	42.6	8.02	79.8	647
80.01 - 85.00	298	65,549,342	9.8	8.40	84.4	594
85.01 - 90.00	183	55,321,122	8.3	8.60	89.7	622
90.01 - 95.00	50	16,061,880	2.4	8.91	94.6	623
95.01 - 100.00	574	57,268,461	8.6	10.62	99.9	657
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Prepay Penalty in Years	Loans	Balance	Balance	%	%	FICO
0.00	757	140,589,316	21.1	8.89	80.5	619
0.50	20	4,403,791	0.7	8.79	80.0	650
1.00	202	65,083,573	9.7	8.27	79.5	651
2.00	1,068	247,011,673	37.0	8.22	80.7	631
3.00	952	195,551,276	29.3	8.10	78.8	628
5.00	106	14,965,650	2.2	8.19	75.2	606
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Documentation Type	Loans	Balance	Balance	%	%	FICO
Full	1,928	379,109,453	56.8	8.16	79.4	611
Reduced	515	123,257,816	18.5	8.50	81.9	669
Stated Income / Stated Assets	657	163,576,516	24.5	8.61	79.2	641
No Income / No Assets	5	1,661,494	0.2	8.23	82.2	717
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Occupancy Status	Loans	Balance	Balance	%	%	FICO
Primary	3,002	647,371,216	97.0	8.31	79.9	629
Second Home	14	4,545,575	0.7	8.65	82.2	665
Investor	89	15,688,489	2.3	9.23	76.7	628
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
State	Loans	Balance	Balance	%	%	FICO
California	882	272,809,866	40.9	8.07	80.6	645
Florida	368	69,233,272	10.4	8.42	78.5	624
New York	104	32,579,967	4.9	8.14	77.1	653
Georgia	202	26,069,090	3.9	8.91	84.3	611
Washington	109	24,915,425	3.7	8.25	79.9	639
Maryland	103	22,652,893	3.4	8.30	77.7	598
Illinois	103	22,594,734	3.4	8.91	82.5	620
Arizona	112	19,823,631	3.0	8.49	78.5	620
Nevada	79	17,133,400	2.6	8.51	80.6	625
Virginia	80	14,971,218	2.2	8.88	79.6	595
New Jersey	55	13,002,325	1.9	8.86	75.6	611
Ohio	107	11,678,955	1.7	8.76	81.2	598
Oregon	51	10,778,510	1.6	7.83	79.3	640
Pennsylvania	76	10,506,065	1.6	8.77	78.3	590
North Carolina	45	8,095,937	1.2	8.06	77.9	616
Other	629	90,759,992	13.6	8.60	79.5	608
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Purpose	Loans	Balance	Balance	%	%	FICO
Purchase	1,663	345,781,441	51.8	8.31	82.3	658
Refinance - Rate Term	116	25,430,559	3.8	8.05	80.6	621
Refinance - Cashout	1,326	296,393,279	44.4	8.38	76.9	596
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Product	Loans	Balance	Balance	%	%	FICO
Arm 2/28	777	193,432,248	29.0	8.29	79.2	628
Arm 2/28 - Balloon 40/30	428	134,431,042	20.1	8.23	80.6	621
Arm 2/28 - Balloon 45/30	164	50,858,293	7.6	7.59	77.7	654
Arm 2/28 - Balloon 50/30	31	9,538,997	1.4	7.86	79.6	648
Arm 2/28 - Dual 40/30	9	2,792,095	0.4	7.63	69.0	612
Arm 3/27	180	41,894,871	6.3	8.32	82.6	635
Arm 3/27 - Balloon 40/30	91	24,223,985	3.6	8.35	81.6	614
Arm 3/27 - Balloon 45/30	130	29,142,199	4.4	7.67	77.4	654
Arm 3/27 - Balloon 50/30	7	2,885,611	0.4	6.98	79.6	694
Arm 5/25	21	5,961,740	0.9	7.22	78.4	702
Arm 5/25 - Balloon 40/30	3	815,917	0.1	7.80	81.5	702
Arm 5/25 - Balloon 45/30	5	1,997,685	0.3	7.16	78.3	669
Fixed Balloon 30/15	270	22,183,996	3.3	11.48	99.4	670
Fixed Balloon 40/30	191	25,203,517	3.8	9.26	85.0	623
Fixed Balloon 45/30	74	13,661,917	2.0	8.30	76.6	606
Fixed Balloon 50/30	14	4,361,306	0.7	7.29	74.0	595
Fixed Rate	710	104,219,861	15.6	8.45	76.1	612
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Property Type	Loans	Balance	Balance	%	%	FICO
Single Family Residence	2,355	491,122,416	73.6	8.34	79.7	625
PUD	439	106,406,319	15.9	8.35	81.3	639
Condo	185	36,398,768	5.5	8.31	80.2	641
2 Family	93	23,785,691	3.6	8.21	76.7	645
3-4 Family	33	9,892,086	1.5	8.27	79.5	662
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Margin (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.00	38	11,932,399	2.4	7.16	78.2	680
4.01 - 4.50	47	15,542,521	3.1	7.28	77.7	674
4.51 - 5.00	87	25,483,413	5.1	7.47	77.1	663
5.01 - 5.50	359	112,127,690	22.5	8.06	80.4	634
5.51 - 6.00	349	91,443,050	18.4	8.14	78.3	621
6.01 - 6.50	425	112,933,441	22.7	8.04	80.3	638
6.51 - 7.00	257	64,319,741	12.9	8.19	79.3	629
7.01 - 7.50	190	41,744,571	8.4	8.87	81.1	606
7.51 - 8.00	71	16,449,445	3.3	9.13	81.1	609
8.01 - 8.50	18	4,765,894	1.0	9.25	83.5	576
8.51 - 9.00	4	1,049,766	0.2	9.77	79.6	602
9.01 - 9.50	1	182,753	0.0	10.50	80.0	596
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Months to Rate Reset	Loans	Balance	Balance	%	%	FICO
10 - 12	2	271,825	0.1	6.27	80.0	490
13 - 15	4	1,143,099	0.2	7.92	83.7	561
16 - 18	32	6,479,159	1.3	8.25	79.7	614
19 - 21	1,023	293,184,775	58.9	8.14	79.5	629
22 - 24	349	90,058,489	18.1	8.22	79.0	633
25 - 27	2	331,153	0.1	6.50	83.4	575
28 - 30	11	2,957,333	0.6	8.66	74.5	596
31 - 33	262	61,232,955	12.3	8.00	78.5	639
34 - 36	132	33,540,553	6.7	8.23	85.3	638
37 >=	29	8,775,342	1.8	7.26	78.7	695
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Maximum Rate (%)	Loans	Balance	Balance	%	%	FICO
11.25 - 11.50	10	3,364,143	0.7	6.28	78.1	638
11.51 - 12.00	28	9,499,815	1.9	6.62	79.3	644
12.01 - 12.50	58	20,419,043	4.1	6.78	78.1	666
12.51 - 13.00	168	48,918,000	9.8	7.19	77.8	649
13.01 - 13.50	287	87,763,934	17.6	7.48	77.9	656
13.51 - 14.00	350	99,464,445	20.0	7.92	79.7	638
14.01 - 14.50	254	68,121,444	13.7	8.25	80.3	637
14.51 - 15.00	234	62,461,618	12.5	8.60	80.8	622
15.01 - 15.50	148	37,796,580	7.6	9.02	81.6	604
15.51 - 16.00	151	32,489,528	6.5	9.46	81.9	593
16.01 - 16.50	70	11,613,797	2.3	9.88	79.8	573
16.51 - 17.00	52	10,247,855	2.1	10.27	81.3	562
17.01 - 17.50	17	2,707,674	0.5	10.40	77.1	570
17.51 - 18.00	15	2,598,839	0.5	10.88	81.5	603
18.01 - 18.60	4	507,968	0.1	12.24	79.4	518
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Minimum Rate (%)	Loans	Balance	Balance	%	%	FICO
2.25 - 4.50	5	2,067,852	0.4	7.31	76.6	684
4.51 - 5.50	5	1,893,706	0.4	7.67	77.0	673
5.51 - 6.00	29	5,690,790	1.1	7.53	79.1	632
6.01 - 6.50	66	24,627,865	4.9	6.87	78.6	670
6.51 - 7.00	161	47,854,663	9.6	7.16	78.3	656
7.01 - 7.50	298	91,403,994	18.4	7.36	78.4	660
7.51 - 8.00	394	110,073,416	22.1	7.80	78.6	642
8.01 - 8.50	266	74,557,132	15.0	8.30	79.2	631
8.51 - 9.00	224	58,926,136	11.8	8.82	81.9	606
9.01 - 9.50	136	30,176,783	6.1	9.32	83.4	588
9.51 - 10.00	140	29,322,574	5.9	9.79	83.2	578
10.01 - 10.50	64	11,688,291	2.3	10.27	81.9	571
10.51 - 11.00	40	7,503,566	1.5	10.76	80.9	575
11.01 - 11.50	9	999,627	0.2	11.27	70.4	544
11.51 - 12.60	9	1,188,286	0.2	12.07	75.2	517
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Initial Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	4	573,987	0.1	8.64	76.0	532
1.50	255	63,566,479	12.8	8.26	77.2	634
2.00	465	134,205,023	27.0	8.32	80.1	616
3.00	1,117	297,561,342	59.8	8.02	80.0	639
6.00	5	2,067,852	0.4	7.31	76.6	684
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Subsequent Periodic Cap (%)	Loans	Balance	Balance	%	%	FICO
1.00	1,546	416,544,120	83.6	8.11	79.9	631
1.50	261	65,165,363	13.1	8.26	77.3	634
2.00	39	16,265,200	3.3	8.05	81.7	641
Total:	1,846	497,974,683	100.0	8.13	79.7	632

*

Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	2,803	557,125,152	83.5	8.46	79.8	620
24	2	869,721	0.1	7.92	62.1	626
36	1	146,956	0.0	7.80	70.0	570
60	285	103,296,089	15.5	7.68	80.5	676
120	14	6,167,362	0.9	7.41	81.8	649
Total:	3,105	667,605,279	100.0	8.33	79.9	629

*

Note, for second liens, CLTV is employed in this calculation.